SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                           THE SECURITIES ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 9, 2001

                           DANKA BUSINESS SYSTEMS PLC
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            UNITED KINGDOM             0-20828               98-0052869
            ---------------           -----------       ------------------
            (STATE OR OTHER           (COMMISSION         (IRS EMPLOYER
            JURISDICTION OF           FILE NUMBER)      IDENTIFICATION NO.)
             INCORPORATION)

                  11201 DANKA CIRCLE NORTH
                  ST. PETERSBURG, FLORIDA                     33716
         ---------------------------------------           ---------
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 727-576-6003


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ITEM 5.  OTHER EVENTS.

         As of March 28, 2001, Danka Business Systems PLC (the "Company") entered into the Eleventh Amendment to Credit Agreement (the "Eleventh Amendment") amending its multicurrency credit agreement (the "Credit Agreement") with a consortium of international banks.

         The Credit Agreement has been amended to require minimum levels of adjusted consolidated net worth, cumulative consolidated EBITDA, a ratio of consolidated EBITDA to interest expense, and a consolidated fixed charge coverage ratio and a consolidated total leverage ratio (each as defined within the Credit Agreement). The Eleventh Amendment continues through July 16, 2001 the waiver of compliance with the requirements of certain other covenants that were waived in waivers granted to the Company by the bank lenders in October 1998 and February 1999. See the Company's Current Report on Form 8-K dated February 26, 1999 for a description of the Credit Agreement and the prior waivers.

         Terms of the Eleventh Amendment allow for the Company to receive advances under the Credit Agreement for its ordinary operational needs during the period ending July 16, 2001. The Company paid a fee of $1.5 million related to the execution of the Eleventh Amendment.

         A copy of the Eleventh Amendment is included with this Form 8-K Current Report, as Exhibit 4.26 hereto and any description or summary set forth in this Report is qualified in its entirety by reference to that exhibit.


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ITEM 7.  EXHIBITS.


EXHIBIT
NUMBER                              EXHIBIT
------                              -------

4.26 Eleventh Amendment to Credit Agreement dated March 28, 2001 among Danka Business Systems PLC, Dankalux Sarl & Co., SCA and Danka Holding Company, Bank of America, N.A., each other Bank signatory to the Credit Agreement and Bank of America, N.A., as agent.

99.1 Press Release dated March 28, 2001 by Danka Business Systems PLC announcing amendment to Credit Agreement.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DANKA BUSINESS SYSTEMS PLC


                                        By: /S/ KEITH NELSEN
                                            ----------------
                                            Keith Nelsen
                                           Its: Senior Vice President and
                                                General Counsel

Dated: April 9, 2001

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